Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 13, 2025, with respect to the consolidated financial statements included in the Annual Report of Mach Natural Resources LP on Form 10-K for the year ended December 31, 2024. We consent to the incorporation by reference of said report in the Registration Statements of Mach Natural Resources LP on Form S-3 (File No. 333-283511) and Form S-8 (File No. 333-275200).

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
March 13, 2025